© Copyright Fortinet Inc. All rights reserved. Meru Helps to Accelerate the Fortinet Enterprise Mobile Security Vision May 2015 Exhibit 99.2

Fortinet - Confidential
Forward-looking Statements
This presentation contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding acquisition synergies and benefits to Fortinet, the growth of the WiFi market and demand for Foritnet’s offerings, growth opportunities, the closing of the acquisition and impact of the acquisition, momentum in Fortinet’s business and momentum with the offerings discussed in this press release, potential growth of Fortinet’s business, product performance, and timing of the transaction. Although we attempt to be accurate in making forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. Important factors that could cause results to differ materially from the statements herein include the following: general economic risks; execution risks with acquisitions; closing conditions; risks associated with sales not materializing based on a change in circumstances; disruption to sales following acquisitions; increasing competitiveness in the security and WiFi markets; ability to retain key personnel from the acquisition; the dynamic nature of the security and WiFi markets;
specific economic risks in different geographies, and among different customer segments; changes in foreign currency exchange rates; uncertainty regarding increased business and renewals from existing customers; uncertainties around continued success in sales growth and market share gains;
failure to convert sales pipeline into final sales; risks associated with successful implementation of multiple integrated software products and other product functionality risks; execution risks around new product development and introductions and innovation; product defects; unexpected costs, assumption of unknown liabilities and increased costs for any reason; litigation and disputes and the potential cost, distraction and damage to sales and reputation caused thereby; market acceptance of new products and services; the ability to attract and retain personnel; changes in strategy; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; risks associated with the adoption of, and demand for, our model in general and by specific customer segments; competition and pricing pressure; and the other risk factors set forth from time to time in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on
Form 10-Q and our other filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from our investor relations department. All forward-looking statements herein reflect our opinions only as of the date of this release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events.

Fortinet - Confidential
Fortinet Speakers
Ken Xie – CEO
John Maddison – VP Marketing
Joe Sykora – VP Americas Sales Operations and Channels
Venkat Adusumilli – VP Engineering
Amanda Mallow – VP Human Resources

Fortinet - Confidential
Who is Fortinet?
Revenue
2014 - $772M (+25%)
Cash
$1B+
3000+
People Globally
Founded 2000
CEO - Ken Xie
CTO - Michael Xie
IPO – 2009
FTNT
225,000
Customers
1.9 Million
Units Shipped
Main Market
Network Security
~ $6.5B
Figures based on Fortinet Q4 2014 Results
Banking/Finance,
10%
Education,
8%
Government,
13%
Retail/Hospitality,
6%
Telco
Carrier,
22%

Fortinet - Confidential
Fortinet Presence (80+ Locations globally)
Revenue by Region,
Q1 2015
HQ & Development Center
Dev. & Escalation Center
Support Center
FDN server sites
Sales Office
In-country Sales/Support
Amercias,
43%
APAC,
21%
EMEA,
36%

WLAN
Service Level
Agreement

FAST. SECURE. GLOBAL.

Wi-Fi Infrastructure Trends
WLAN catching LAN
Mobile (BYOD) Protection Critical
Cloud AP Management growing
beyond SMB
IoT
Cross Community
Authentication Essential
Service Levels need
to be monitored
Cloud
Management
Fortinet - Confidential

Both Companies Win
Additional Wireless Expertize
» Talented people to help accelerate our Wi-Fi
innovations and go-to-market efforts.
Additional Customers
» Installed base of new enterprise wireless
customers in different market segments/verticals
Additional Wireless Products
» Enterprise-class products that complement and
scale Fortinet’s wireless offerings
Additional Patents
» 33 important wireless patents that add to
Fortinet’s portfolio of 210+ patents.
Expanded Security Expertize
» FortiGuard Threat Intelligence integration
Expanded Investment
» Solid financial backing for innovation
Expanded Infrastructure
» Much expanded global support infrastructure
Expanded Customer Exposure
» Hugely expanded Major Enterprise Account
opportunities
Fortinet - Confidential

Meru Helps Accelerate the Fortinet Enterprise Mobile Security Vision
Wireless and Security Convergence
Single Pane of Management
Secure Wireless Access Points
Enterprise Mobile Device Protection
FortiGuard Mobile Security Subscription Services
Protection Against Mobile Malware
Manage Mobile Apps
Fortinet - Confidential

Fortinet - Confidential
Wireless and Security Convergence
Secure Wireless Access Points
Secure Ethernet Access
Single Management Console for
WLAN and LAN
Service Management (SLA)
LAN
WLAN
Single
Management
Console

SECURED BY
FORTIGUARD

FORTINET FAST. SECURE. GLOBAL.

Mobile Device Protection
Mobile
Security
Updates
Mobile Security Protection from
Malware
Mobile Application & Malware Security
Real-Time  Security Updates from
FortiGuard
Subscription Based Service
Fortinet - Confidential

SECURED BY
FORTIGUARD.

FORTINET. FAST. SECURE. GLOBAL.

Fortinet - Confidential
Protects Mobile Devices
especially in BYOD
environments. Consists of two
services;
Mobile Application Control
Mobile Malware Protection
Can be applied to Networking
Infrastructure including Wireless
Access Points
Intrusion
Prevention
Service
Antivirus
Service
Anti-spam
Service
Web
Filtering
Service
IP
Reputation
Service
Web
Security
Service
Database
Security
Service
Application
Control
Service
Global Fortinet Device
Footprint
New Mobile Security FortiGuard Service
Vulnerability
Management
Service
Mobile
Security
Fortinet - Confidential

SECURED BY
FORTIGUARD.
Wi-Fi
VM
VM

FORTINET. FAST. SECURE. GLOBAL.

Fortinet - Confidential
FortiGuard Services applied across the end to end Enterprise
Network
Secure
Wireless
Architecture
EndPoint
Protection
Network
Security
Advanced
Threat
Protection
Framework
Security
Defined
Framework
Cloud Application
Security
Cloud

Lync
eduroam
SECURED BY
FORTIGUARD.
ASIC

FORTINET
FAST. SECURE. GLOBAL.

Fortinet - Confidential
Complementary Wireless Product/Technology Portfolio
Cloud
Management
Access
Points
UTM
Controllers
Dedicated
Controllers
Service
Management
Large
Campus
Roaming
Distributed
Networks
Hardware
Acceleration
Meru
Technologies
Fortinet
Technologies
Bonjour
Rapid
Network
Deploy

14 Fortinet - Confidential Let’s become the #1 in Enterprise Mobile Security Together!

Fortinet - Confidential
In connection with the proposed acquisition, Fortinet will commence a tender offer for the outstanding shares of Meru. The tender offer has not yet commenced.
This presentation is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Meru, nor is it a substitute for the tender offer materials that Fortinet and its acquisition subsidiary will file with the SEC upon commencement of the tender offer. At the time the tender is commenced, Fortinet and its acquisition subsidiary will file tender offer materials on Schedule TO, and Meru will file a Solicitation/Recommendation Statement on
Schedule 14D-9 with the SEC with respect to the tender offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other tender offer documents) and the Solicitation/Recommendation Statement will contain important information. Holders of shares of Meru are urged to read these documents when they become available because they will contain important information that holders of Meru securities should consider before making any decision regarding tendering their securities. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the
Solicitation/Recommendation Statement, will be made available to all holders of shares of Meru at no expense to them. The tender offer materials and the
Solicitation/Recommendation Statement will be made available for free at the SEC’s web site at www.sec.gov.
Additional Information